Exhibit 3.2

AMENDED AND RESTATED BY-LAWS OF CONTINENTAL AIRLINES, INC.

ARTICLE I

STOCKHOLDERS’ MEETINGS

SECTION 1.01. Annual Meetings. The annual meeting of stockholders shall be held at an hour and date determined by the Board of Directors.

SECTION 1.02. Special Meetings. A special meeting of the stockholders may be called to be held at any time by the Chairman or by the President at the request of any member of the Board of Directors, or as otherwise authorized by the Certificate of Incorporation or by law.

SECTION 1.03. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as shall from time to time be designated by the Board of Directors or stated in the notice of the meeting or waivers thereof.

SECTION 1.04. Notice of Meetings. Except as otherwise required by statute, written notice of each meeting of stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date of the meeting, either personally or by mail in a postage-prepaid envelope addressed to such stockholder at such stockholder’s address as it appears on the stock ledger of the Corporation. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting. Notice of special meetings shall state the purpose(s) for which the meeting is called. Any stockholder may, prior to, at the meeting or subsequent thereto, waive notice of any meeting, in writing signed by such stockholder or such stockholder’s duly appointed attorney-in-fact.

SECTION 1.05. Quorum and Voting. Except as otherwise required by law or by the Certificate of Incorporation, the presence at meetings, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote thereat shall constitute a quorum for the transaction of business and the vote, in person or by proxy, of the holders of a majority of the shares constituting such quorum shall be binding upon all stockholders of the Corporation. In the absence of a quorum, the meeting may be adjourned, for not more than 30 days, by a majority of the voting shares present; no notice of an adjourned meeting need be given.

SECTION 1.06. Voting by Corporations. Shares standing in the name of a corporation may be voted or represented on behalf of such corporation by the Chairman, Chief Executive Officer, President, any Vice President, the Secretary or any Assistant Secretary of such corporation or by any person authorized to do so by a proxy or power of attorney executed by any such officer or by authority of the Board of Directors of such corporation.

SECTION 1.07. Consents in Lieu of Voting. Any action of stockholders of the Corporation required or permitted to be taken at a meeting of such stockholders may be taken without a meeting, without prior notice, and without a vote if a written consent setting forth the action so taken shall be signed by all the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon are present and voted.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.01. Number and Term of Office. The number of directors shall be fixed each year by the stockholders, but may not be less than one. Each director shall be elected by a plurality vote of the stockholders at their annual meeting, or, where applicable, in accordance with Section 2.02 of this Article II. Each director shall hold office until the next annual meeting and thereafter until his or her successor is duly elected or appointed and qualified, subject, however, to removal by the stockholders.

SECTION 2.02. Vacancies. In case of any vacancies in the Board of Directors not caused by removal, the additional director(s) may be elected either (a) by a majority of the directors then in office, although less than a quorum, or (b) by the stockholders, at either an annual or special meeting.

SECTION 2.03. Quorum. Except as otherwise required by law or by the Certificate of Incorporation or as otherwise provided herein, one-third (but not less than two) of the total number of directors or committee members actually holding office at the time of the meeting of the Board of Directors or committee thereof, as applicable, shall constitute a quorum for the transaction of business by the Board of Directors or such committee, as the case may be, at such meeting and the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors or such committee thereof, as applicable.

SECTION 2.04. Meetings. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time(s) and place(s) as the Board of Directors or such committee, as the case may be, may from time to time determine. Special meetings of the Board of Directors or any committee thereof may be held whenever called by any director or committee member, as the case may be. Notice of any special meeting shall be communicated to each director or committee member, not later than the day before such meeting. Notice of a meeting need not be given to a director if waived by him or her in writing or if he or she shall be present at the meeting.

SECTION 2.05. Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

SECTION 2.06. Telephone Conference or Similar Meeting. Members of the Board of Directors or of any committee elected or appointed by the Board of Directors may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 2.07. Resignations and Removal of Directors. Any director of the Corporation may resign at any time by giving written notice thereof to the President or to the Secretary. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director or the entire Board of Directors may be removed, either for or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares entitled to vote at an election of directors, except as may be provided by statute or the Certificate of Incorporation; and the vacancy in the Board of Directors caused thereby may be filled by the stockholders at the same time or any time thereafter.

ARTICLE III

COMMITTEES

SECTION 3.01. Appointment. The Board of Directors may, from time to time, by affirmative vote of a majority of the whole Board of Directors, appoint one or more committees, and each such committee shall consist of one or more directors of the Corporation. Except as otherwise provided by law or the Certificate of Incorporation, the Board of Directors shall delegate to any such committee such powers as the Board of Directors may deem appropriate; provided, however, that no committee shall be authorized to (a) elect any officer of the Corporation, (b) designate the Chief Executive Officer, (c) fill any vacancy in the Board of Directors or any newly created directorship, (d) amend these By-laws, (e) take any action which, under these By-laws, requires the vote of a specified proportion of the Board of Directors or (f) take any other action prohibited in the Certificate of Incorporation.

SECTION 3.02. Powers. Any action taken by a committee in accordance with its purpose and within the powers delegated to it by the Board of Directors shall have the same effect as if such action were taken by the Board of Directors.

SECTION 3.03. Records. Records shall be kept of the acts and proceedings of any committee and same shall be reported from time to time to the Board of Directors.

ARTICLE IV

OFFICERS, EMPLOYEES AND AGENTS

SECTION 4.01. Officers. The officers of the Corporation shall be elected by the Board of Directors and may be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer, and one or more Assistant Secretaries or Assistant Treasurers. The Board of Directors may also appoint such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person.

SECTION 4.02. Term of Office; Removal. So far as practicable, each elected officer shall be elected at the organization meeting of the Board in each year, and shall hold office until the organization meeting of the Board in the next subsequent year and until his or her successor is chosen or until his or her earlier death, resignation or removal in the manner hereinafter provided. Any officer may be removed at any time, with or without cause, by the Board of Directors.

SECTION 4.03. Chief Executive Officer. The Board of Directors may designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Corporation. As Chief Executive Officer, such officer shall have general and active control of the Corporation’s business and affairs.

SECTION 4.04. Chairman of the Board. The Board of Directors may elect a Chairman of the Board of Directors, who may, but need not, be designated Chief Executive Officer of the Corporation. The Chairman of the Board of Directors shall preside at all meetings of stockholders and of the Board of Directors at which he or she may be present, and shall have such other powers and duties as he or she may be called upon by the Board of Directors to perform.

SECTION 4.05. President. The President, if not designated as Chief Executive Officer of the Corporation, shall share with the Chairman of the Board of Directors in the general management of the business and affairs of the Corporation and direction of all other officers of the Corporation. In the event of a vacancy in the office of the Chairman of the Board of Directors, the President shall act in his or her place with authority to exercise all of such officer’s powers and perform such officer’s duties.

SECTION 4.06. Vice Presidents. The several Vice Presidents shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board of Directors, the Chairman of the Board of Directors or the President, respectively. In the event of the absence or disability of both the Chairman of the Board and the President, either such officer may designate one of the several Vice Presidents to act in the place of such officers with authority to exercise all of their powers and perform their respective duties, provided that the Board of Directors may change such designation, or may make such designation in the first instance at a regular or special meeting called for that purpose.

SECTION 4.07. Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings thereat. The Secretary shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. The Board of Directors may give general authority to any other officer to affix the seal and to attest any and all instruments or writings to which the same may be affixed. The Secretary shall keep and account for all books, documents, papers and records of the Corporation, except those which are hereinafter directed to be in charge of the Treasurer. The Secretary shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of Secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform the Secretary’s duties.

SECTION 4.08. Treasurer. The Treasurer shall be responsible for the collection, receipt, care, custody and disbursement of the funds of the Corporation. The Treasurer shall be responsible for the maintenance of detailed records thereof as may be required. The Treasurer shall have the care and custody of all securities owned by the Corporation. The Treasurer shall have such other duties and powers as are commonly incidental to the office of Treasurer or as may be prescribed by the Board of Directors, the Chairman, or the President. In the absence of the Treasurer, an Assistant Treasurer shall perform the Treasurer’s duties.

SECTION 4.09. Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these By-laws or as the Board of Directors may, from time to time, determine, or as may be assigned to them by any competent superior officer.

ARTICLE V

STOCK AND TRANSFERS OF STOCK

SECTION 5.01. Stock Certificates. Every stockholder shall be entitled to have a certificate signed by, or signed in the name of the Corporation by the Chairman, or by the President or a Vice President, and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by the stockholder in the Corporation.

SECTION 5.02. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint responsible banks or trust companies from time to time, to act as Transfer Agents and Registrars of the stock of the Corporation.

SECTION 5.03. Transfers of Stock. Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

SECTION 5.04. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate Transfer Agent (if any) and registered by the appropriate Registrar (if any); provided that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Fiscal Year. The Fiscal Year of the Corporation shall be the calendar year.

SECTION 6.02. Voting of Securities of Other Corporations. Unless otherwise ordered by the Board of Directors, the Chairman shall have authority to vote, on behalf of the Corporation, the securities of any other corporation which are owned or held by the Corporation, and may attend any meeting of stockholders or execute and deliver proxies for such purposes. The Board of Directors from time to time may confer like powers upon any other person or persons.

ARTICLE VII

AMENDMENTS

The holders of a majority of the outstanding shares of the Corporation may adopt, alter or repeal the By-laws of this Corporation and, subject to the right of the stockholders, the Board of Directors, by majority vote, may adopt, alter or repeal the By-laws of the Corporation.